UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) May 21, 1999 (May 14, 1999)


                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


          Colorado                   0-17325                  88-0218499
          --------                   -------                  ----------
(State or other jurisdiction   (Commission file number)      (IRS Employer
       of incorporation)                                    Identification No.)


777 South Flagler Drive
Suite 903
West Palm Beach, Florida                                        33401
------------------------                                        -----
(Address of principal executive offices)                      (Zip Code)



                           Copy of Communications to:
                              Mercedes Travis, Esq.
                              Mintmire & Associates
                               265 Sunrise Avenue
                                    Suite 204
                              Palm Beach, FL 33480
                                 (561) 832-5696


Registrant's telephone number, including area code: (561) 833-5560





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Item 1.        Change in Control of Registrant

The Letter of Intent

     On April 1, 1999, the Board of Directors was presented with an offer to acquire fifty-one percent (51%) of the issued and outstanding shares of the Company's Common Stock on a fully diluted basis from ERHC Investor Group Inc., a Florida corporation ("ERHCIG"). One of the principals of ERHCIG was a holder of certain convertible notes of the Company and certain of its warrants. At the time, the Company was facing a financial crisis, was investigating certain claims relative to the title to certain of its assets and had to weigh the alternatives available to it, including seeking protection under the Federal Bankruptcy Act. Certain aspects of the ERHCIG offer required clarification and negotiations. After due deliberation, the Board agreed to review any subsequent offer from ERHCIG provided it was received by April 8, 1999 and to defer consideration of other alternatives until such date.

     On April 8, 1999, the Board took certain actions relative to realigning certain of its assets between itself and its wholly-owned subsidiary, Bass American Petroleum Company ("BAPCO") which it felt were in the best interest of the Company and its shareholders. Principally, the realignment (i) brought all of the assets acquired from Sam Bass and his companies into BAPCO and (ii) transferred to ERHC assets acquired by ERHC in BAPCO's name and liabilities incurred by BAPCO with regard to such ERHC acquired assets. ERHC also rescinded all of the Bass and Bass companies transactions since investigation had shown that it would be virtually impossible to resolve the cloud on title without an undue burden on the Company. Following such realignment, all rights, title and interest in BAPCO, as realigned, were transferred to a new corporation, unaffiliated with ERHC, held for the benefit of Sam Bass, Jr., former Chairman of the Board. See Item 2. "Acquisition and Disposition of Assets."

     In addition, the Board reviewed several prior actions of the Board and resolved to correct certain share issuances and commitments which, upon retrospective review, it felt required final resolution. See Item 5. "Other Events".

     On April 8, 1999, the Company was presented with an executed Letter of Intent and Term Sheet which set forth the terms of a revised offer from ERHCIG. After deliberation, the Board, on April 9, 1999 accepted the terms of the Letter of Intent and Term Sheet and authorized the execution of same by not only its President but by members of the Board of Directors as well (the "Letter of Intent").

     Under the Letter of Intent, ERHCIG and its affiliates and assigns, committed to purchase, in installments, an aggregate of fifty-one percent of the issued and outstanding shares of the Company's voting Common Stock on a fully diluted basis (the "Committed Shares") for total purchase price of $3,000,000(the "Purchase Price"). For purposes of the Letter of Intent, fully diluted basis included all outstanding shares not otherwise rescinded or canceled and the assumption that all of the convertible notes were converted, all of the outstanding warrants were exercised and all of the shares and warrants required by the Term Sheet attached to the Letter of Intent or otherwise contemplated by it were issued.


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     The  Purchase  Price was  payable  (i)  $165,000  at an initial  closing as defined in the Letter of Intent, with $835,000 to be invested as needed from and after such closing to pay agreed portions of the Company's liabilities, including accrued salaries, and for working capital; (ii) after closing and upon approval of ERHCIG and its counsel of agreements with the Democratic Republic of Sao Tome and Principe ("DRSTP"), $1,000,000 to escrow for release to DRSTP pursuant to the terms of such escrow agreement [ the balance of the Concession Fee owed by the Company]; and (iii) $1,000,000 to the Company upon approval by DRSTP and execution by Sao Tome Petroleum Company ("STPETRO") and Mobil Oil Corporation ("Mobil") of a production sharing agreement providing for a five percent (5%) override to the Company (the "Production Sharing Agreement"). Such Production Sharing Agreement was anticipated under the terms of a previously executed Technical Assistance Agreement between STPETRO and Mobil.

     ERHCIG, pursuant to the Letter of Intent, was given the right to assign any part of its right to purchase the Company's shares to affiliates and other assigns, provided that such assignments were contingent upon assumption of a pro rata share of the obligations under the Letter of Intent and any other investment documents executed as part of the transaction.

     The forty-nine percent (49%) of the Company's Common Stock remaining with the existing investors, shareholders, existing directors, officers, employees and committed in the event of conversion of all its convertible notes and the exercise of all of its warrants is subject to further dilution only in the event the Company agrees to issue any additional shares to Procura Financial
Consultants, for whom it is holding 2,000,000 shares, in connection with any final settlement with them.

     The Committed Shares are to be issued to ERHCIG or its assigns (i) fifteen percent (15%) upon the total investment of $1,000,000 on a pro rata basis; (ii) fifteen percent (15%) upon the investment of $1,000,000 to be said to DRSTP;
(iii) fifteen percent (15%) upon approval of the Production Sharing Agreement; and (iv) within ten (10) days of the final payment of the total Purchase Price, six percent (6%).

     The Initial Closing under the Letter of Intent was scheduled to be on or before April 19, 1999, unless extended by the parties, and was subject to the satisfaction of certain conditions. On April 19, 1999, the Board approved an extension until April 26, 1999. The conditions for the Initial Closing included
(i) execution and delivery of a standstill agreement from a majority of the noteholders in each of the Company's Convertible Note transactions which provided for a standstill until October 15, 1999 in respect to certain matters, including, but not limited to the conversion of stock, acceleration, collection, bankruptcy or foreclosures; (ii) modification of the conversion price on all Convertible Notes to a fixed price of not more than $.25 (later changed to $.20 based upon the consensus of the noteholders) and waiver of all antidilution provisions relative to the transaction contemplated; (iii) execution and delivery by the Company of a letter representing and warranting the capital structure of the Company with full dilution and providing indemnity to ERHCIG; and (iv) resolutions by the Board approving and authorizing the transactions contemplated by the Letter of Intent and the Term Sheet and all actions required to be taken as conditions of the Initial Closing.



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     At the Initial Closing, the Company is to enter into appropriate consulting and settlement agreements, which include the issuances of restricted Common Stock and warrants, with Sam Bass, Jr., James Callender, Richard Magar, James Griffin, Robert McKnight, Al Cotton, Ken Waters, Tom Wilson, William Beaton and Nando Rita. In addition, at the Initial Closing, employees and consultants to the Company are to be provided with severance agreements which include a schedule of payments of outstanding salaries and expenses, and in some cases the issuance of restricted stock or warrants. All of the existing Officers, Director and Employees are to provide a written release to the Company.

     Within thirty (30) days of the Initial Closing, the Company is committed to pay certain outstanding bills to its accountants and its attorneys and to establish a payment schedule for all verifiable accounts payable.

     The Letter of Intent relies upon certain prior actions of the Board taken on April 8, 1999 including (i) the realignment of BAPCO and the rescission of the Bass related transactions by transfer of all rights, title and interest in BAPCO, as realigned, to Sam Bass or his assigns in exchange for the return of 4,000,000 shares issued to Mr. Bass when the Company acquired BAPCO from him, the return of 744,000 shares issued to Bass World Wide Services when the Company acquired the environmental remediation equipment and the return of 3,000,000 shares issued to Bass Environmental Services Worldwide, Inc. when the Company acquired the Chevron Master Service Agreement; (ii) the placement of a stop transfer order on the 200,000 shares issued to Mytec & Associates; (iii) the rescission of a portion of the five percent (5%) overriding royalty interest granted and distributed to several Board members, employees and consultants in February 1999 when the Company was not otherwise able to pay their salaries and fees; (iv) the rescission of a conditional issuance of 3,000,000 shares to Mr. Bass, Mr. Callender and Noreen Wilson in June 1997; (v) the rescission of a conditional issuance granted under the MIII agreement in July 1997; (vi) the rescission of the suspension of James Griffin, effective March 17, 1999, from negotiating for and on behalf of the Company until further notice; and (vii) the approval of the issuance of 2,000,000 shares of the Company's Common Stock to Mr. Bass, Mr. Callender, Ms. Wilson and Mr. Griffin in consideration of the formation and legislative adoption of STPETRO and the execution of the Mobil Technical Assistance Agreement. See Item 5. "Other Events."

     Upon approval of the transaction by the Board and prior to the Initial Closing, the existing Board is required to cause all of the officers of the Company and three (3) of the existing Board members to resign. ERHCIG is granted the right to designate replacements for the three (3) resigning Board members and after the Final Closing, as defined in the Letter of Intent, to cause the four (4) remaining Board members to resign and to be replaced by four (4) new members designated by ERHCIG.

     The Final Closing is scheduled to occur upon the signing of a securities purchase agreement (the "SPA"), but no later than ninety (90) days from the date of the Initial Closing. The Final Closing is conditioned upon a mutually satisfactory SPA; completion by ERHCIG of its business, tax, accounting, regulatory, environmental, legal and other due diligence reviews and receipt of all necessary governmental and regulatory approvals and consents, if any. The


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Company granted ERHCIG  permission to open discussions  during the due diligence period with STPETRO, DRSTP, Mobil, Procura Financial Consultants and its shareholders. In the event the Final Closing does not occur, the Company is required to issue ERHCIG Common Stock based on a $5,882,353 valuation of the Company, as adjusted by the actions of the Board taken on April 8, 1999. At the Final Closing, the Company will reimburse ERHCIG all reasonable fees and expenses incurred in connection with the proposed investment.

     Following the Final Closing, should the actions taken so require, the Company is committed to take all actions reasonably necessary to promptly hold a shareholders' meeting for the purpose of obtaining shareholder ratification of the transactions completed as part of the Letter of Intent transaction. Since the BAPCO transfer was a rescission, the Company has received an opinion from its counsel that shareholder ratification is not necessary under Colorado law unless otherwise required by an action or actions pursuant to the terms and conditions of the SPA.

The Standstill Agreement

     Pursuant to the terms of the Letter of Intent, the Company was required to secure standstill agreements from its noteholders. This was due to the fact that certain adjustment provisions contained in each of the notes and warrants made it impossible for the Company to issue the requisite control interest. Such impossibility is the result of the fact that proposed issuance under the Letter of Intent required adjustments to the notes and warrants, which adjustments caused additional issuances under the Letter of Intent and a continuing spiral thereafter.

     Commencing on April 16, 1999, the Company began submitting standstill agreements to all of its convertible noteholders listed as selling shareholders in the Company's Amendment No. 2 of its Form S-1 ("S-1/A3") filed with the Securities and Exchange Commission in January 1999 (the "Standstill Agreements").

     The Company had entered into Securities Purchase Agreements with investors in the October 1997 Financing, Third June 1998 Financing, the July/August 1998 Financing and the September 1998 Financing. Under each such agreement, any of the terms and conditions of any of the investment documents could be amended and modified by the vote of 66 2/3% of the Investors. The Standstill Agreements provided to the noteholders in these transactions included a provision regarding the binding effect of a vote by 66 2/3% of the noteholders for such program.

     Each of the Standstill Agreements was specific to the documents for such investment. However, all of the Standstill Agreements contained at least the following: (1) each contained as Exhibit A a copy of the executed Letter of Intent and Term Sheet; (2) each contained a provision that stated that the information provided was confidential, non-public information and required the investor to agree not to disclose, use or trade on such information directly or indirectly in any manner until the filing of this Form 8-K; (3) all adjustments in the Securities Purchase Agreement, if applicable, were deleted; (4) all conversion prices were changed from that which was in the note to $.20 [thereby


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eliminating  the  conversion  formulas  which  were in a  majority  of the notes requiring conversion at the lesser of some number at inception or some number at conversion]; (5) to the extent the adjustment provisions in the note varied from the note adjustment provisions attached as an exhibit to the Standstill Agreements, all original provisions were deleted and the attached exhibit
provisions   substituted  in  their  place  [thereby  eliminating   inconsistent
adjustment provisions in the notes]; (6) to the extent antidilution provisions in the warrant varied from the warrant antidilution provisions attached as an exhibit to the Standstill Agreement, the original provisions were deleted and the attached exhibit provisions substituted in their place [thereby eliminating inconsistent antidilution provisions in the warrants]; (7) to the extent the note did not provide for the payment of interest in the form of Common Stock, such note was amended to provide for the payment of interest in Common Stock;
(8) to the extent the note did not provide for the conversion of interest and penalties, if any, into Common Stock, at the time of a voluntary conversion of a part or all of the principal sum of the note, such provision was amended to provide for the conversion of interest and penalties, if any, into Common Stock, at the same time as the conversion of a part or all of the principal sum of the note; (9) all interest on the note is waived from the date of the Initial Closing until October 15, 1999 [thereby allowing the Company to stay current on its interest payments]; (10) all penalties for failure to have a registration statement declared effective within a specified period of time are waived from the date of the Initial Closing until October 15, 1999 [thereby allowing the Company to stay current on its penalty payments]; (11) each investor agreed, from the date of the Initial Closing until October 15, 1999, not to convert all or any part of their notes, not to declare a default or seek acceleration of any payments under the notes; not to commence any foreclosure or bankruptcy actions under the note; not to declare an event of default or commence any arbitration action under any of the transaction document; (12) each investor waived all rights in prior rights, adjustments or antidilution provisions relative to the Letter of Intent and any settlement with Procura Financial Consultants; (13) each investor agreed to accept shares of restricted Common Stock through the Initial Closing date in lieu of payments in cash for all accrued and unpaid interest and penalties on the notes at a conversion price of $.20 [thereby allowing the Company to become current on all of its interest and penalty payments]; (14) each investor agreed, to the extent any third party commenced any bankruptcy or foreclosure action, to vote with the Company; (15) each agreement provided that in the event no Final Closing occurred, that all amendments, modification and consents would be void ab initio; and (16) each investor ratified the acts of the Board taken in compliance with the Business Judgment Rule from inception through the Initial Closing.

     Further, the Company was in default on its notes due January 1999 under the April 1998 Financing. As part of their Standstill Agreement, each noteholder in this transaction agreed to extend the time for payment until December 1999.

     Certain of the noteholders elected to convert their notes, including principal, interest and penalties into Common Stock rather than execute the Standstill Agreement. Of these, $750,000 of principal notes were converted from the October 1997 Financing, and all of the remaining notes from the July/August 1998 Financing were converted with the exception of a total of $660,000 in face value which remains outstanding. Such conversions resulted in the authorization to issue 17, 472,989 shares of the Company's restricted Common Stock based upon


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the relevant conversion prices on the dates of the conversion notices,  with the holding  period  commencing on the date the applicable  note was issued.  Of the
remaining   unconverted  notes,  all  of  the  noteholders  executed  Standstill
Agreements.

     The net effect of the Standstill Agreements is that the Company is current in all of its convertible note obligations and interest and penalties thereon and has the opportunity from the date of the Initial Closing until October 15, 1999 to restructure the financial aspects of the Company, have uniform conversion prices and have uniform adjustment provisions. More than 66 2/3 % of the Investors under the Securities Purchase Agreement transactions either elected to convert or executed the Standstill Agreements. All of the investors of the other transactions executed the Standstill Agreements.

Initial Closing

        On April 23, 1999, the Board met in preparation for the Initial Closing. Sam Bass, Jr. and Alfred Cotton resigned from the Board of Directors effective April 23, 1999 and Mr. Beaton was removed since he failed to participate in any of the actions of the Board from prior to April 1, 1999 through April 23, 1999 and was generally unavailable. It was later discovered that Mr. Beaton had been ill during this period and unable to be reached. All of the Officers resigned effective April 30, 1999. The meeting continued with the Board authorizing the issuance of the shares to the noteholders who elected to convert and issued warrants in settlement of certain outstanding issues with one of its consultants, which warrants are exercisable into 414,125 shares of restricted Common Stock. In addition, the Board (i) authorized James Griffin to execute any and all documents required at the Initial Closing, including, but not limited to, execution of the Standstill Agreements and the Letter of Representation of the Capital Structure of the Company; (ii) approved the calculation of full dilution prepared on its behalf and (iii) authorized the delivery of the minutes designated in the Letter of Intent to ERHCIG.

     The Initial Closing commenced on April 23, 1999. All of the necessary settlements had been made, all documents and instruments, with the exception of certain arrangements with Messrs. Bass and Cotton and Subscription Documents from ERHCIG, had been finalized by that date and the Company had a full dilution calculation prepared. However, due to the fact that numerous documents had to be delivered from locations around the world, final documents and agreements, including ERHCIG's subscription for fifty-one percent (51%) of the Company's restricted Common Stock, were not completely executed and delivered until May
14, 1999. On that date, the Company was effectively committed to change of control, pending only the requirements of the Final Closing, as defined in the Letter of Intent.

     The remaining Board met on April 30, 1999 to elect (i) three (3) replacement Directors, naming Ernest D. Chu, Stephen J. Warner and Lee Hendelson; (ii) a new Chairman of the Board, naming Ernest D. Chu; and (iii) new Officers for the Company, naming Stephen J. Warner as President and Chief Operating Officer, Ernest D. Chu as Treasurer and Chief Financial Officer and Lee Hendelson as Secretary. The Chairman, the New Directors and the New Officers accepted and assumed their position effective the date of the meeting. The four
(4) remaining Board members recused themselves when the New Directors voted upon the Consulting Agreements, Severance Agreement and Settlement Agreements with


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such remaining members and former Officer, Directors,  Employees and Consultants of the Company since such remaining Board members clearly had a vested interest in the outcome of such vote. Such members also recused themselves while the New Directors voted upon certain settlements negotiated with various parties relative to outstanding claims and issues involving the Company, since such remaining Board members had not participated in these negotiations.

     Pursuant to the Consulting Agreements, Severance Agreements and Settlement Agreements, 11,245,000 shares of restricted Common Stock were authorized to be issued to former Officers, current and former Directors and current and former Consultants of which 6,770,000 shares were taken in lieu of back salaries due to Noreen Wilson and James Griffin. In addition, pursuant to such Consulting Agreements, Severance Agreements and Settlement Agreements, warrants to purchase 4,725,000 shares of the Company's restricted Common Stock were authorized to be granted to former Officers, current and former Directors and current and former Consultants, which warrants contain graduated exercise prices of $.25, $.50, $.75, $1.00 and $1.25 and require exercise within a period of four (4) years.

     Subsequent to the execution of the Letter of Intent, ERHCIG had negotiated settlement of a number of outstanding matters which it felt were in the best interest of the Company. Ms. Wilson, a former director of the Company, elected to take a convertible note in exchange for unpaid expenses. Ms. Wilson is a member of ERHCIG and has certain shareholdings relative to such participation. Pursuant to the negotiated settlements, 3,143,665 shares of Common Stock were authorized, including shares equal to $700,000 at $.20 per share in lieu of repayment of a loan made to the Company by an outside party. In addition, the New Directors granted warrants to purchase 1,000,000 shares of the Company's Common Stock exercisable at $.25, which warrants expire in April, 2009, to a noteholder in the October 1997 Financing and the September 1998 Financing in exchange for its assistance in putting together the Letter of Intent transaction.

The Subscription Agreements

     The Company received subscription agreements dated as of April 27, 1999 on May 21, 1999from ERHCIG. Pursuant to such agreements, ERHC Investor Group LLC, ERHC Investor Group A and ERHC Investor Group II have committed to purchase a total of 51% of the Company's restricted Common Stock, on a fully diluted basis, in exchange for the payment of $3,000,000. In the event that a Final Closing, as defined in the Letter of Intent, does not occur within ninety (90) days, ERHC Investor Group LLC will surrender to the Company, for cancellation, such rights as it has or such certificates as it has received less an amount of shares which it will retain in consideration of the payments which it has made based upon a $5,882,352 valuation of the Company after adjustment for the actions of the Board of Directors relative to the realign of BAPCO and its transfer to a corporation held for the benefit of Sam Bass or his assigns.

New Directors and Officers

     Ernest D. Chu was elected Chairman of the Board, Treasurer and Chief Financial Officer on April 30, 1999. Mr. Chu has 30 years experience in


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financing,  management and assisting  early-stage and emerging growth companies.
Mr. Chu currently is President and majority shareholder of Corporate Builders Inc., a management consulting, investor relations and corporate finance advisory service firm which has offices in New York and Florida. Mr. Chu was the co-founder and Chairman of NuWave Technologies which went public in 1996. In addition, from 1979 until 1985, Mr. Chu was the Chief Financial Officer for Haber, Inc., a New Jersey publicly held process technology company. Mr. Chu graduated from Amherst College with a B.A. degree in 1968 and attended Columbia University's Far Eastern Institute in 1969.

     Stephen J. Warner was elected a Director, President and Chief Operating Officer on April 30, 1999. Mr. Warner has 25 years experience on Wall Street as an investment banker and venture capitalist. Mr. Warner currently serves as Chairman of CB Corporate Finance Inc., a management company for private equity funds and as Chairman of Bioform, Inc., a private equity investments and advisory services firm. Mr. Warner was the co-founder of Merrill Lynch Venture Capital, Inc. and served as its President and Chief Executive Officer for 10 years. From 1970 until 1990, Mr. Warner was employed by Merrill Lynch & Co and during that time he participated in over 100 investments in venture capital situations. Mr. Warner graduated from Massachusetts Institute of Technology in 1962 with a B.S. degree, and from received an M.B.A. degree from the Wharton Graduate School of Business, University of Pennsylvania in 1966.

     Lee Hendelson was elected a Director and Secretary on April 30, 1999. Mr. Hendelson is a professional account who has operated Palm Beach Accounting & Investments, Inc. in West Palm Beach, Florida since 1981. He also acts as the Controller for Corporate Builders, Inc. Mr. Hendelson was granted a B.S in Accounting from Fort Lauderdale College in 1982. He is a member of the Florida Society of Accounting and Tax Professionals.

Change of Address

     As a result of the change of control, the Company has moved its principal executive offices from Oyster Bay, New York to 777 South Flagler Drive, Suite 903, West Palm Beach, Florida 33401. Its telephone number is (561) 833-5560 and its facsimile number is (561) 833- 5525.

Item 2.        Acquisition or Disposition of Assets

     On February 16, 1999, the Company reported that subsequent to the filing of the Company's S-1/A3 and Amendment No. 1 to the Form 10K for the Fiscal Year Ended September 30, 1998 ("10K/A1"), it was discovered that there was a question of the ownership rights of the Company in the BAPCO tool and other assets acquired from Sam Bass and his companies which created a cloud upon the title to such assets (the "February 8-K").

     The Board of Directors of the Company was given notice by Durland & Company, CPAs, P.A. under Section 10A(b)(2) of the Securities and Exchange Act of 1934 and filed the February 8-K in compliance with the requirements of
Section 10A(b)(3).

     The Company and its independent auditors, Durland & Company, CPAs, P.A., conducted a full investigation. It was determined that it would cause the Company undue hardship to try to clarify and correct the cloud on the title to the assets acquired from Sam Bass, a former Director and Officer, and his related companies and that the process of such clarification might result in protracted litigation. The Board determined that the best course for the Company and its shareholders was to realign certain of its assets between itself and BAPCO, to rescind the transactions with Mr. Bass and his related companies and to transfer BAPCO, as realigned, to a new corporation held for the benefit of Mr. Bass or his assigns for delivery to him upon return of the shares issued in the related party transactions with Mr. Bass and his companies.

     On April 8, 1998, the Company and BAPCO entered into an agreement which provided the following:

1. BAPCO assigned all rights, title and interest, if any, which it had to ERHC in the leases in the Uintah property, the Wichita Falls property, the Nueces property and the MIII property, consented to the use of the agreement as evidence of such assignment and authorized ERHC to perfect the assignment of interest and to execute any and all documents necessary to perfect such assignment on its behalf and in its name.

2. BAPCO consented to its removal as the operator on the leases assigned to ERHC in accordance with paragraph 1 above, consented to the use of the agreement as evidence of such consent and authorized ERHC to perfect such removal and to execute any and all documents necessary to perfect such removal on its behalf and in its name.

3. ERHC assigned all rights, title and interest, if any, which it had in the Schellstede-Lee, LLC license to BAPCO, which license is paid through October 16, 1998.

4. ERHC assumed the liability for the accounts payable previously in BAPCO's name incurred prior to the date of the Agreement, but only to they extent they appeared in Schedule A to the Agreement.

5.   ERHC assumed the  liability  for the accounts  payable on the Wichita Falls
     property  incurred  prior  to  the  date  of  the  Agreement,   subject  to
     authentication and reconciliation.

6. ERHC assigned all rights, title and interest which it had in the environmental remediation equipment to BAPCO.

7. ERHC assigned all rights, title and interest which it had in the Chevron Master Service Agreement to BAPCO.

8. ERHC consented to the assignment of all rights, title and interest in the remaining non- divested assets, the environmental remediation equipment, the Chevron Agreement and all shares of BAPCO to a new corporation whose shares were to be held for the benefit of Sam Bass, Jr. or his assigns ("NEWBASSCORP") and to the attachment of the Agreement to such assignment agreement subject to the promise of NEWBASSCORP to (1) the return to ERHC of the four million (4,000,000) shares issued to Sam Bass at the acquisition of BAPCO in April 1997 at such time as such shares are tendered to NEWBASSCORP, (2) the return to ERHC of the seven hundred forty four thousand (744,000) shares issued to Sam Bass, Jr. and/or Bass World Wide Services for the environmental remediation equipment at such time as such shares are tendered to NEWBASSCORP, (3) the return to ERHC of the three million (3,000,000) shares issued to Sam Bass, Jr. and/or Bass Environmental Services Worldwide Inc. for the Chevron Agreement at such time as such shares are tendered to NEWBASSCORP and (4) the delivery to ERHC of a full and general release from Mr. Bass, Bass World Wide Services and Bass Environmental Services Worldwide Inc. in favor of ERHC.

     On April 8, 1999, the Company and White Cloud Development Corporation ("NEWBASSCORP") entered into an agreement which provided for the following:

1. ERHC assigned all rights, title and interest in the shares of BAPCO, all of its non- divested assets, its environmental remediation equipment and its Chevron Master Service Agreement as set forth in the agreement between the Company and BAPCO, subject only to the liabilities specifically assumed as set forth therein to NEWBASSCORP.

2. In exchange for the assignment contained in paragraph 1, NEWBASSCORP agreed to hold all such acquired assets for the benefit of Sam Bass or his assigns until such time as (1) Mr. Bass tendered the four million (4,000,000) shares issued to him at the acquisition of BAPCO in April 1997, (2) Mr. Bass and/or Bass World Wide Services tendered the seven hundred forty four (744,000) shares issued to them for the acquisition of the environmental remediation equipment, (3) Mr. Bass and/or Bass Environmental Services Worldwide Inc. tendered the three million (3,000,000) shares issued to them for the acquisition of the Chevron Agreement, and (4) Mr. Bass, Bass World Wide Services and Bass Environmental Services Worldwide Inc. executed and delivered a full and general release in favor of ERHC relinquishing, among other things, all claims relative to such shares, the original acquisition of such assets and the transfer of BAPCO as realigned and its assets and all claims relative to any part of the overriding royalty interest previously granted to him relative to Sao Tome.

3. At such time as NEWBASSCORP received tender of any of the shares to be relinquished in accordance with paragraph 2 above and the delivery of the full and general release, NEWBASSCORP agreed to return such shares and release to ERHC forthwith and to deliver the pro rata portion of the shares in NEWBASSCORP held for the benefit of Mr. Bass or his assigns to Mr. Bass or to his designated assignee.

4. NEWBASSCORP released and discharged ERHC from all claims or actions relative to the original acquisition of BAPCO, the environmental remediation equipment, the Chevron Agreement and the issuance of shares for each such acquisition and accepted the assignment as full consideration for the transaction subject only to the full obligation of ERHC relative to the specific liabilities assumed.

     By Agreement effective April 23, 1999 between the White Cloud Development, Inc. ("White Cloud") and Sam Bass, individually and on behalf of Bass Environmental Worldwide Services Inc., Mr. Bass exchanged and released 7,744,000 shares of the Company's restricted stock for 100% of the authorized and issued capital stock in White Cloud. Mr. Bass delivered the Company's restricted shares and the required release to White Cloud.

     The Company does not believe that there need be any changes in the legal or financial disclosure relative to the financial and legal effects of the rescission of the related party agreements with Mr. Bass and his companies which would require further amendment to its Form S-1 and Form 10K for the Fiscal Year Ended September 30, 1998 and all other reports which has been filed since.

     In addition, the Company shall file the required Form 10-Q for the Quarter Ended March 31, 1998 by May 24, 1999. All material agreements discussed herein will be attached to such Form 10Q. In such Form 10Q, the Company will make note of the filing of this Form 8K and state that no changes have been made to the legal and financial disclosure as a result of the completion of the investigation and the realignment of BAPCO.

     All parties may continue to rely upon the previously filed audit opinion letter, financial statements and the disclosures as to the BAPCO tool contained in the Company's Form S-1/A3 and the Form 10K/A1. The Company intends to file, within sixty (60) days of this Form 8K, a pro forma statement for the periods ending September 30, 1998 and March 31, 1999 showing the effects of the rescission as if it had occurred prior to the end of the 1998 Fiscal Year. The actual effects of such rescission will appear in the Company's Form 10Q for the Quarter Ending June 30, 1999.

Item 5.        Other Events

     At the meeting of the Board of Directors on April 8, 1999, the Board reviewed certain prior actions of the Board.

     The Board placed a a stop transfer order on the 200,000 shares issued to Mytec & Associates because the assignment of the Henderson leasehold was never made to the Company and they were in default on their agreement.

     The Board rescinded a distribution of a portion of the five percent (5%) overriding royalty interest granted to several Board members, employees and consultants in February 1999 when the Company was not otherwise able to pay their salaries and fees. The original passage of such resolution was based upon a mistaken interpretation of the ability of the Board to disburse a substantial corporate asset on its own action.

     The Board rescinded a conditional issuance of 3,000,000 shares to Mr. Bass, Mr. Callender and Noreen Wilson in June 1997 relative to Sao Tome and certain production levels.

     The Board rescinded a conditional issuance granted under the MIII agreement in July 1997 because certain obligations of the Seller under such agreement were not met and they was a default.

     The Board rescinded the suspension of James Griffin, effective March 17, 1999, from negotiating for and on behalf of the Company until further notice.

     The Board reviewed the extraordinary efforts of certain of its officers and directors in assuring the formation of STPETRO, having STPETRO's formation enacted into law and in negotiating the Technical Assistance Agreement between STPETRO and Mobil. In appreciation of such efforts, the Board approved the issuance of 2,000,000 shares of the Company's restricted Common Stock to Mr. Bass, Mr. Callender, Ms. Wilson and Mr. Griffin.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Environmental Remediation Holding
                                   Corporation (Registrant)

Dated: May 21, 1999

                                   By: /s/ James Callender, Sr.
                                   ----------------------------
                                   Remaining Director and
                                   Former President


                                   By: /s/ Robert McKnight
                                   -----------------------
                                   Remaining Director and
                                   Former President of BAPCO


                                   By: /s/ James Griffin
                                   ---------------------
                                   Remaining Director and
                                   Former Secretary


                                   By: /s/ Kenneth Waters
                                   ----------------------
                                   Remaining Director



[Signature Page:  Form 8K 5.21.99]